EXHIBIT 23.2

                             DAVIDSON & COMPANY LLP
                              Chartered Accountants
                   A Partnership of Incorporated Professionals

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                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Amendment No. 7 to Form SB-2 on Form S-1 of Xtra-Gold Resources Corp. and Subsidiaries of our report dated March 2, 2007 (February 7, 2008 as to the effects of the restatements discussed in Note 4) appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.


                                                        "DAVIDSON & COMPANY LLP"

Vancouver, Canada

February 11, 2008                                          Chartered Accountants


                               NEXIA INTERNATIONAL
           1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172